Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sinclair Broadcast Group, Inc. of our report dated March 1, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Sinclair Broadcast Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

June 9, 2022